UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2026

ONAR Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd, 5th Floor Miami, FL 33132

(Address of principal executive office)

Registrant’s telephone number, including area code (213) 437-3081

_______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ONAR	OTC Pink Limited Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by ONAR Holding Corporation, a Nevada corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on July 31, 2026, the Company and Advertise Purple, Inc., a California corporation (“Advertise Purple” and together with the Company, the “Parties”), entered into that certain non-binding letter of intent dated March 23, 2026 (the “LOI”), which was subsequently amended by Amendment No. 1 to the letter of intent dated July 27, 2026 (“Amendment No. 1”), relating to the proposed acquisition of all of the outstanding equity interests of Advertise Purple by the Company (the “Transaction”). Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in Amendment No. 1.

On August 6, 2026, the Parties entered into Amendment No. 2 to the LOI (“Amendment No. 2”), which amends Amendment No. 1 to, among other things, grant the Company the right (but not the obligation) to extend the Outside Date from August 27, 2026 to September 28, 2026, upon the Company’s payment of $250,000 to Advertise Purple (the “Second Down Payment”), either on or before August 27, 2026. Accordingly, upon payment of the Second Down Payment in accordance with Amendment No. 2, (i) the Outside Date shall be extended to September 28, 2026 for all purposes of Amendment No. 1, and all references to the Outside Date in Amendment No. 1 shall be deemed to mean September 28, 2026 for all purposes of Amendment No. 1, (ii) the Down Payment in Amendment No. 1 shall be deemed to mean “$1,250,000” for all purposes of Amendment No. 1 and (iii) the Definitive Agreement shall be deemed amended such that (a) the cash consideration payable at the closing of the Transaction (the “Closing”) shall be increased to $12,825,000 and (b) $1,250,000 shall be credited against and applied to reduce, on a dollar-for-dollar basis, the purchase price otherwise payable by the Company upon the Closing. The Definitive Agreement has not been executed and is not binding until executed by the Parties and certain other parties thereto.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of Amendment No. 2, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, and any statements regarding potential acquisitions, financings, debt restructurings, the closing of the transactions contemplated by the Proposed Purchase Agreement, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe,” and similar words and expressions are intended to identify forward-looking statements. These statements reflect the Company’s current expectations, are not guarantees of future performance, and involve known and unknown risks and uncertainties, including the substantial doubt about the Company’s ability to continue as a going concern described in its SEC filings, the Company’s working capital deficit, the need for additional financing, the requirement to negotiate and execute definitive documentation, the satisfaction of closing conditions, integration risks, market conditions, competition, and regulatory changes, any of which could cause actual results to differ materially. Detailed risk factors are included in the Company’s filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company assumes no obligation to update these statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Letter of Intent, dated as of August 6, 2026, by and between ONAR Holding Corporation and Advertise Purple, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONAR Holding Corporation
(Registrant)

Date: August 11, 2026	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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